EXHIBIT 99.2

FIRST FINANCIAL HOLDINGS, INC.
First Fiscal Year Certification of the Principal Financial Officer
Pursuant to Section 111(b) of EESA
Fiscal Year Ended September 30, 2009

I, R. Wayne Hall, the Executive Vice President, Chief Financial Officer of First Financial Holdings, Inc., certify, based on my knowledge, that First Financial Holdings, Inc.’s TARP period began on December 5, 2008, the closing date of the agreement between First Financial Holdings, Inc. and U.S. Treasury, and further certify, based on my knowledge, that:

(i)          The compensation committee of First Financial Holdings, Inc. did discuss, review, and evaluate with senior risk officers prior to September 14, 2009 and will discuss, review and evaluate with senior risk officers at least every six months during the period beginning on September 14, 2009 and ending with the last day of First Financial Holdings Inc.’s fiscal year ended September 30, 2009, the senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to First Financial Holdings, Inc.;

(ii)         The compensation committee of First Financial Holdings, Inc. has identified and limited during the applicable period any features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of First Financial Holdings, Inc. and during that same applicable period has identified any features of the employee compensation plans that pose risks to First Financial Holdings, Inc. and limited those features to ensure that First Financial Holdings, Inc. is not unnecessarily exposed to risks;

(iii)        The compensation committee did review prior to September 14, 2009 and will review at least every six months during the period beginning on September 14, 2009 and ending with the last day of First Financial Holdings Inc.’s fiscal year ended September 30, 2009, the terms of each employee compensation plan and identified the features in the plan that could encourage the manipulation of reported earnings of First Financial Holdings, Inc. to enhance the compensation of an employee and has limited, or will limit those features;

(iv)        The compensation committee of First Financial Holdings, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)         The compensation committee of First Financial Holdings, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in

(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of First Financial Holdings, Inc.;

(B)	Employee compensation plans that unnecessarily expose First Financial Holdings, Inc. to risks; and

(C)	Employee compensation plans that could encourage the manipulation of reported earnings of First Financial Holdings, Inc. to enhance the compensation of an employee;

 (vi)       First Financial Holdings, Inc. has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period, to the extent required by the regulations and guidance established under section 111 of EESA, if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)       First Financial Holdings, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the period beginning on June 15, 2009 and ending with the last day of First Financial Holdings Inc.’s fiscal year ended September 30, 2009;

(viii)      First Financial Holdings, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on June 15, 2009 and ending with the last day of First Financial Holdings Inc.’s fiscal year ended September 30, 2009;

(ix)         The board of directors of First Financial Holdings, Inc. has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, by the later of September 14, 2009, or ninety days after December 5, 2008; has provided this policy to Treasury and its primary regulatory agency; First Financial Holdings, Inc. and its employees have complied with this policy during the applicable period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x)          First Financial Holdings, Inc. will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the period beginning on June 15, 2009 and ending with the last day of First Financial Holdings Inc.’s fiscal year ended September 30, 2009;

(xi)         First Financial Holdings, Inc. will disclose the amount, nature, and justification for the offering during the period beginning on June 15, 2009 and ending with the last day of First Financial Holdings Inc.’s fiscal year ended September 30, 2009 of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (vii);

(xii)        First Financial Holdings, Inc. will disclose whether First Financial Holdings, Inc., the board of directors of First Financial Holdings, Inc., or the compensation committee of First Financial Holdings, Inc. has engaged during the period beginning on June 15, 2009 and ending with the last day of First Financial Holdings Inc.’s fiscal year ended September 30, 2009, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)       First Financial Holdings, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on June 15, 2009 and ending with the last day of First Financial Holdings Inc.’s fiscal year ended September 30, 2009;

(xiv)       First Financial Holdings, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between First Financial Holdings, Inc. and Treasury, including any amendments;

(xv)        First Financial Holdings, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year (2010) and the most recently completed fiscal year (2009), with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title and employer of each SEO and most highly compensated employee identified; and

(xvi)       I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001.)

By:	/s/ R. Wayne Hall
R. Wayne Hall
Principal Financial Officer
First Financial Holdings, Inc.

Dated:	December 11, 2009